Exhibit 10.1
BLUELINX HOLDINGS, INC.
2016 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment. BlueLinx Holdings Inc., a Delaware corporation and its successors (hereinafter referred to as the “Company”), previously established the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan and hereby amends and restates such plan to be known as the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (such plan as originally approved and as amended and restated is hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

The Plan became effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. This amendment and restatement of the Plan is effective as of the date it is approved by the Committee.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, no Awards shall be granted under this Plan after the 10th anniversary of the Effective Date. Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of the Plan by the Board, or (b) the Effective Date.

ARTICLE 2
DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or
(ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.
2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8 “Cerberus” means Cerberus Capital Management, L.P., or any of its Affiliates.

2.9 “Change in Control” means any of the following events:

(a) The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.9; provided, however, that no Change in Control shall be deemed to occur if Cerberus continues to own a larger voting interest than any such Person.

(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means BlueLinx Holdings Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.13 “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.
2.15 “Effective Date” means May 19, 2016, the date the Plan was approved by the Company’s stockholders.

2.16 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.18 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise as provided in the Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that in the case of stock options and stock appreciation rights, such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.19 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Key Employee” means an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article
6.
2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an
Option.

2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance- based compensation for other purposes, including Code Section 409A.

2.32 “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36 “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37 “Plan” means this BlueLinx Holdings, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.

2.38 “Plan Year” means the calendar year.

2.39 “Prior Plan” mean the BlueLinx Holdings, Inc. 2004 Long-Term Incentive Plan, as amended from time to time or the BlueLinx Holdings, Inc. 2006 Long-Term Equity Incentive Plan, as amended from time to time.
2.40 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 under which no Shares are actually issued to the Participant on the date of grant.
2.42 “Section 409A” means Section 409A of the Code.

2.43 “Section 409A Award” means an Award that is not exempt from Section 409A.

2.44 “Share” means a share of common stock of the Company, no par value per share.

2.45 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.46 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3
ADMINISTRATION

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees or other service providers to be recipients of Awards; or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4
SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under the Plan shall be two million six hundred thirty-six thousand (2,636,000) Shares (the “Share Authorization”), plus, as described in Section 4.2 below, any Shares that are subject to outstanding awards under the Prior Plans, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares. No further grants shall be made under the Prior Plans after the record date for the Company’s 2016 annual stockholders meeting (the “Record Date”); provided, however, if the stockholders do not approve the Plan at the 2016 annual stockholders meeting, the Prior Plans shall continue in effect and grants may continue to be made under the Prior Plans.
(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million (1,000,000) Shares.

4.2 Share Usage. Shares covered by an Award shall be counted as used and deducted from the Share Authorization as of the date of grant. Each Performance Share or Performance Unit that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share or Performance Unit for achievement of target performance, with such number deducted from the Share Authorization as of the date of grant. In the event that the Award of Performance Shares or Performance Units is later settled based on above-target performance, the additional number of Shares corresponding to the above-target performance, shall be deducted from the Share Authorization at the time of such settlement; in the event that the Award is later settled based on below-target performance, the difference between the number of Shares awarded based on the below-target performance and the number previously deducted from the Share Authorization based on the target performance, shall be added back to the Share Authorization. Performance Units or other Awards that may not be settled in Shares shall not result in a deduction from the Share Authorization.

Any Shares related to Awards under this Plan or Awards under a Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added to the Share Authorization and shall be available for grant under the Plan. If the tax withholding requirements with respect to any Award granted under this Plan or under a Prior Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or by withholding Shares otherwise payable under an Award, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. If the exercise price with respect to any Option granted under this Plan or under a Prior Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation)

or withholding Shares otherwise payable under an exercised Option, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a) Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one million (1,000,000).

(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one million five hundred thousand (1,500,000).

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one million (1,000,000) Shares.
(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one million (1,000,000) Shares, or equal to the value of one million (1,000,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of seven million five hundred thousand dollars ($7,500,000) or five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.
Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors as well as other consultants or independent contractors who provide services to the Company or a subsidiary of the Company.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

ARTICLE 6
STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, that the Option Price for any ISO granted to a Key Employee shall equal one hundred and ten percent (110%) of the FMV of the Shares determined on the date of grant.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth
(10th) anniversary of the date of grant; provided that no ISO granted to a Key Employee shall be exercisable later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.
6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which conditions and restrictions need not be the same for each grant or for each Participant.

6.6 Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten
(10) days thereof.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

(a) Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
(b) Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.5 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 or Section 21.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this plan and such Award Agreement may be obtained from BlueLinx Holdings Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9
PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 10
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11
TRANSFERABILITY OF AWARDS

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Sections
11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

ARTICLE 12
PERFORMANCE MEASURES

12.1 Performance Measures. In accordance with the Plan, the Committee may prescribe Awards that are based on objectively determinable performance conditions so that the Awards may qualify as Performance-Based Participant’s continued employment or service, and/or employment or service at the time the Award becomes vested and/or payable, in addition to the Performance Measures described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing Performance Measures will be measured for the purpose of determining a Participant’s right to, and the vesting and/or payment of, an Award that will become vested and/or payable on Performance Measures. The Committee also has the authority to provide for accelerated vesting and/or payment of any Award based on the achievement of Performance Measures specified in this Section 12.1. The amount of the Award that will become vested and/or payable if the Performance Measures are achieved (or an objective formula for, or method of, computing such amount) must be established at the time set forth above.
12.2 Evaluation of Performance. If the Committee, on the date of grant, prescribes that an Award shall become vested and/or payable only upon the attainment of any of the above Performance Measures, the Award shall become vested and/or payable only to the extent that the Committee certifies in writing that such Performance Measures have been achieved. An Award will not satisfy the requirements for Performance-Based Compensation if the facts and circumstances indicate the Award will become vested and/or payable regardless of whether the Performance Measures are attained (including, but not limited to, upon the termination of the Participant’s employment or service other than on death or disability). However, an Award does not fail to meet the requirements of Performance-Based Compensation merely because the Award would become vested and/or payable upon the Participant’s death or disability or upon a Change in Control prior to attainment of the Performance Measures, although an Award that actually becomes vested and/or payable on account of those events prior to the attainment of the Performance Measures would not constitute Performance-Based Compensation.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) unusual or infrequently occurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

ARTICLE 13
NONEMPLOYEE DIRECTOR AWARDS

The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.
Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any Nonemployee Director during any calendar year, including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $700,000.

ARTICLE 14
DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that no dividend equivalents may be granted on any Award of Options or SARs.

ARTICLE 15
BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, and, if no surviving spouse, by the Participant’s executor, administrator, or legal representative.

ARTICLE 16
RIGHTS OF PARTICIPANTS

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or service as a consultant or independent contractor for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17
CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a) All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;

(b)All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and
(c)The Performance Period applicable to Performance Shares, Performance Units and any other Award subject to one or more performance conditions shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the Change in Control.

The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.

ARTICLE 18
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s stockholders and except as provided in Section 4.4, no Option or SAR may be (i) amended to reduce the Option Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Option Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Option Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share, and no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 19
WITHHOLDING

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, unless not permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined that does not exceed the minimum statutory total tax that could be imposed on the transaction (or, in the discretion of the Committee, the Fair Market Value of Shares withheld may be up to but not in excess of the maximum statutory withholding rate, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding rate will not result in an Award otherwise classified as an equity award under

ASC Topic 718 to be re-classified as a liability award under ASC Topic 718). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 20 SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21
GENERAL PROVISIONS

21.1 Forfeiture Events/Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries. In addition, all Awards under the Plan (and payments and Shares in settlement of Awards) shall be subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.
(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to Section 409A Awards in accordance with the requirements of Section 409A, and (ii) to maintain the exemptions from Section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Section 409A unless any such Award is clearly intended to be a Section 409A Award. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent such discretionary authority would conflict with Section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Code Section 409A(a)(2)(B)(i), any payment under a Section 409A Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code Section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a Section 409A Award provides for payment upon the recipient’s termination of employment as an Employee, termination of services as a consultant or independent contractor, or cessation of service as a Director, the Section 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a Section 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control. To the extent an Award is a Section 409A Award and is subject to a substantial risk of forfeiture within the meaning of Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Section 409A, then none of the Company, the Board, the Committee or its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.